Calculation of Filing Fee Tables
F-10
CANADIAN NATIONAL RAILWAY CO
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Debt	Debt Securities	457(o)			$ 3,000,000,000.00	0.0001381	$ 414,300.00
Fees Previously Paid
			Total Offering Amounts:				$ 3,000,000,000.00		$ 414,300.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 414,300.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The Debt Securities include such indeterminate amount of debt securities as may be issued upon conversion of or in exchange for any other debt securities that provide for conversion or exchange into other debt securities. For the purposes of the Maximum Aggregate Offering Price set forth above, such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $3,000,000,000 and, if any debt securities are issued at original issue discount, such greater amount as shall result in net proceeds of $3,000,000,000 to the Registrant. The Maximum Aggregate Offering Price is estimated solely for the purpose of computing the registration fee.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Canadian National Railway Co	F-10	333-278466	04/02/2024		$ 414,300.00	Debt	Debt Securities		$ 2,964,200,000.00
Fee Offset Sources	2	Canadian National Railway Co	F-10	333-278466		04/02/2024						$ 267,938.68
Fee Offset Sources	3	Canadian National Railway Co	F-10	333-264684		05/05/2022						$ 0.00
Fee Offset Sources	4	Canadian National Railway Co	F-10	333-236376		02/11/2020						$ 31,439.42
Fee Offset Sources	5	Canadian National Railway Co	F-10	333-223014		02/13/2018						$ 138,137.82
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	As the total filing fee required for this Registration Statement is U.S. $414,300, taking into consideration the total available offset of U.S. $437,515.92, no additional amount is paid herewith. A total of U.S. $23,215.92 relating to the registration fees originally paid for the 2024 Registration Statement is available to offset against future registration fees. The Registrant has terminated or completed any offerings that included the unsold securities under the 2024 Registration Statement, the 2022 Registration Statement, the 2020 Registration Statement and the 2018 Registration Statement (each as defined below).

Offset Note
[2]	The Registrant previously paid U.S. $651,535.92 in registration fees (the Registrant transferred funds of U.S. 399,006.45 and used the available offsets for the remainder of the fee) with respect to the registration statement on Form F-10 (File No. 333-278466) initially filed on April 2, 2024 and declared effective on April 4, 2024 (the "2024 Registration Statement"), pertaining to the registration of U.S. $4,414,200,000 of debt securities, U.S. $437,515.92 of which remained unutilized (U.S. $138,137.82 of which was originally paid as part of the payment for the 2018 Registration Statement and U.S. $31,439.42 of which was originally paid as part of the payment for the 2020 Registration Statement) and therefore available to offset against future registration fees pursuant to Rule 457(p) under the Securities Act.

[3]	The Registrant previously paid U.S. $432,946.08 in registration fees (the Registrant used the available offsets from the 2018 Registration Statement and the 2020 Registration Statement for the fee, leaving a remainder of U.S. $14,253.39 in registration fees from the 2020 Registration Statement available for future offsets) with respect to the registration statement on Form F-10 (File No. 333-264684) initially filed on May 5, 2022 and declared effective on May 6, 2022 (the "2022 Registration Statement"), pertaining to the registration of U.S. $4,670,400,000 of debt securities, U.S. $238,276.08 of which remained unutilized (U.S. $205,710.81 of which was originally paid as part of the payment for the 2018 Registration Statement and U.S. $32,565.27 of which was originally paid as part of the payment for the 2020 Registration Statement) and therefore available to offset against future registration fees pursuant to Rule 457(p) under the Securities Act. Together with the U.S. $14,253.39 which was originally paid as part of the registration fees for the 2020 Registration Statement, a total of U.S. $46,818.66 relating to the registration fees originally paid for the 2020 Registration Statement is therefore available to offset against future registration fees.

[4]	The Registrant previously paid U.S. $584,723.04 in registration fees (the Registrant transferred funds of U.S. $84,687.74 and used the available offset for the remainder of the fee) with respect to the registration statement on Form F-10 (File No. 333-236376) initially filed on February 11, 2020 and declared effective on February 19, 2020 (the "2020 Registration Statement"), pertaining to the registration of U.S. $4,504,800,000 of debt securities aggregate initial offering price of securities of the Registrant, U.S. $447,199.47 of which remained unutilized (U.S. $373,755.20 of which was originally paid as part of the payment of the 2018 Registration Statement filing fees) and was used to offset the total filing fee required from the 2022 Registration Statement and the 2024 Registration Statement.

[5]	The Registrant previously paid U.S. $592,744.50 in registration fees (the Registrant transferred funds of $432,039.50 and used the available offset for the remainder of the fee) with respect to the registration statement on Form F-10 (File No. 333-223014) initially filed on February 13, 2018 and declared effective on June 25, 2018, (the "2018 Registration Statement"), pertaining to the registration of U.S. $4,761,000,000 of debt securities, U.S. $373,775.20 of which remained unutilized and was used to offset the total filing fee required from the 2020 Registration Statement, the 2022 Registration Statement and the 2024 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date